Exhibit 4.4

AMENDMENT NO. 1 TO WARRANT AGREEMENT

This Amendment No. 1 to Warrant Agreement (this “Amendment”), dated as of May 10, 2018, is among Stone Energy Corporation, a Delaware corporation (“Stone Energy”), Sailfish Energy Holdings Corporation, a Delaware corporation and a direct, wholly owned subsidiary of Stone Energy (“New Talos”), Computershare Inc., a Delaware corporation (“Computershare”), and its wholly owned subsidiary Computershare Trust Company, N.A., a federally chartered trust company (collectively, with Computershare, the “Warrant Agent”).

RECITALS

WHEREAS, Stone Energy and the Warrant Agent are parties to that certain Warrant Agreement (the “Warrant Agreement”), dated as of February 28, 2017;

WHEREAS, Stone Energy, New Talos, Sailfish Merger Sub Corporation, a Delaware corporation and a direct, wholly owned subsidiary of New Talos (“Merger Sub”), Talos Energy LLC, a Delaware limited liability company, and Talos Production LLC, a Delaware limited liability company, are parties to that certain Transaction Agreement, dated as of November 21, 2017 (the “Transaction Agreement”), pursuant to which, among other things, Merger Sub will merge with and into Stone Energy (the “Merger”), with Stone Energy surviving the Merger as a direct, wholly owned subsidiary of New Talos;

WHEREAS, pursuant to Section 2.03(a)(i) of the Transaction Agreement, at the time the Merger becomes effective as set forth in a certificate of merger to be filed with the Delaware Secretary of State (the “Merger Effective Time”), by virtue of the Merger and without any other action on the part of Stone Energy or any holder of any capital stock of Stone Energy, each share of common stock of Stone Energy (“Stone Energy Common Stock”), par value $0.01 per share, outstanding immediately prior to the Merger Effective Time shall be automatically cancelled and shall cease to exist and will be converted into the right to receive one fully paid and non-assessable share of common stock of New Talos (“New Talos Common Stock”), par value $0.01 per share (the “Merger Consideration”);

WHEREAS, after the completion of the Merger, New Talos’s name will be changed to Talos Energy Inc.;

WHEREAS, pursuant to Section 4.06(b) of the Warrant Agreement, in the case of any Fundamental Equity Change other than an Excepted Combination, the successor entity shall succeed to and be substituted for Stone Energy with the same effect as if it had been named in the Warrant Agreement as Stone Energy;

WHEREAS, pursuant to Section 4.07(a) of the Warrant Agreement, if any Reorganization Event occurs as a result of which Stone Energy Common Stock is exchanged for stock, among other things, then following the effective time of the Reorganization Event, the right to receive shares of Stone Energy Common Stock upon exercise of a Warrant shall be changed to a right to receive, upon exercise of such Warrant, the kind and amount of shares of stock that a holder of one share of Stone Energy Common Stock would have owned or been entitled to receive in connection with such Reorganization Event;

WHEREAS, pursuant to Section 4.07(c) of the Warrant Agreement, on or prior to the effective time of any Reorganization Event (other than an Excepted Combination), Stone Energy or the successor shall execute an amendment to the Warrant Agreement providing that the Warrants shall be exercisable for Units of Reference Property in accordance with the terms of Section 4.07 of the Warrant Agreement; and

WHEREAS, the parties have agreed to enter into this Amendment.

NOW, THEREFORE, in consideration of the premises and the respective agreements set forth in this Amendment, and intending to be legally bound, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

1.1 Defined Terms.

(a) Capitalized terms that are defined in this Amendment shall have the meanings ascribed in this Amendment to such terms. All other capitalized terms shall have the meanings ascribed to such terms in the Warrant Agreement as amended by this Amendment. Unless the context of this Amendment clearly requires otherwise, references to the plural include the singular; references to the singular include the plural; the words “include,” “includes,” and “including” will be deemed to be followed by “without limitation”; and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.”

(b) Each reference to “hereof,” “hereunder,” “herein” and “hereby” and each other similar reference contained in the Warrant Agreement, each reference to “this Agreement,” “the Warrant Agreement” and each other similar reference contained in the Warrant Agreement and each reference contained in this Amendment to the “Warrant Agreement” shall on and after the Amendment Effective Date (as defined below) refer to the Warrant Agreement as amended by this Amendment. Any notices, requests, certificates and other instruments executed and delivered on or after the Amendment Effective Date may refer to the Warrant Agreement without making specific reference to this Amendment but nevertheless all such references shall mean the Warrant Agreement as amended by this Amendment unless the context otherwise requires.

ARTICLE 2

AMENDMENTS; ASSUMPTION, SUCCESSION AND RELIEF

2.1 Amendments to the Warrant Agreement.

(a) References in the Warrant Agreement (i) to the “Company” shall refer to Talos Energy Inc. and (ii) to the “Common Stock” shall refer to the common stock, par value $0.01 per share, of Talos Energy Inc.

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(b) Pursuant to Section 4.07(c) of the Warrant Agreement, following the Merger Effective Time, the Warrants shall be, and the Warrant Agreement and the Warrants are hereby amended to provide that the Warrants thenceforth shall be, exercisable for one share of New Talos Common Stock (such one share of New Talos Common Stock comprising, for purposes of the Warrant Agreement and the Warrants, the “Unit of Reference Property” deliverable upon exercise of Warrants, in lieu of each share of Stone Energy Common Stock theretofore so deliverable, after, and as a result of, the Reorganization Event constituting the Merger) in lieu of each share of Stone Energy Common Stock theretofore receivable upon exercise of such Warrants, at the Exercise Price of $42.04 per share of New Talos Common Stock, with such adjustments as to future transactions, if any, as provided in Article 4 of the Warrant Agreement.

(c) The first paragraph of Section 6.15 of the Warrant Agreement is hereby deleted in its entirety and replaced as follows:

“Any notice or demand authorized by this Warrant Agreement to be given or made by the Warrant Agent or by the Global Warrant Holder to or on the Company shall be sufficiently given or made if in writing and sent by mail first-class, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent), as follows:

Talos Energy Inc.

500 Dallas Street, Suite 2000

Houston, TX 77002

Attention: General Counsel

Facsimile: (713) 328-3000

with a copy to:

Vinson & Elkins L.L.P.

1001 Fannin Street, Suite 2500

Houston, TX 77002

Attention: Stephen M. Gill

Lande A. Spottswood

Facsimile: (713) 615-5956

(d) Exhibit A of the Warrant Agreement is hereby deleted in its entirety and replaced by a new Exhibit A in the form of Annex A to this Amendment.

(e) Section 5.04 of the Warrant Agreement is hereby amended by adding to the end thereof a new subsection (d) to read as follows:

“Any Global Warrant Certificate executed and issued after the effectiveness of any modification or amendment pursuant to this Section 5.04 may, and shall if required by the Warrant Agent, bear a notation in form approved by the Warrant Agent as to any matter provided for in such modification or amendment. If the Company shall so determine, a new Global Warrant Certificate in the form of Exhibit A attached hereto as then in effect upon the effectiveness of any modification or amendment to this Warrant Agreement and evidencing the same number of Warrants as any outstanding Global Warrant Certificate may be prepared

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and executed by the Company and authenticated and delivered by the Warrant Agent in replacement of and exchange for such outstanding Global Warrant Certificate; and the Warrant Agent shall thereupon make appropriate notations in the Warrant Register to reflect the issuance of such new Global Warrant Certificate and the cancellation of the Global Warrant Certificate so replaced.”

(f) Section 2.05 of the Warrant Agreement is hereby amended by deleting the phrase “the replacement of the Global Warrant Certificate as described in Section 5.02” in clause (ii) thereof and substituting therefor the phrase “the exchange or replacement of the Global Warrant Certificate as described in Section 5.02 or Section 5.04(d).”

(g) Section 4.12 of the Warrant Agreement is hereby amended by deleting the word “Other” in the beginning thereof and substituting therefor the phrase “Except as otherwise provided in Section 5.04(d), other.”

2.2 Assumption of Obligations. Pursuant to Sections 4.07 and 6.14 of the Warrant Agreement, New Talos hereby expressly assumes the due and punctual delivery of the Units of Reference Property deliverable upon exercise pursuant to the Warrants and the Warrant Agreement, each as hereby amended, and the due and punctual performance and observance of all other obligations and covenants to the Global Warrant Holder and the Warrant Agent to be performed or observed by the Company under the Warrant Agreement and the Warrants, each as hereby amended.

2.3 Succession to Rights and Powers. Pursuant to Sections 4.07 and 6.14 of the Warrant Agreement, New Talos shall hereby succeed to, and be substituted for, and may exercise every right and power of, the Company under the Warrants and the Warrant Agreement, each as hereby amended, with the same effect as if New Talos had been named as the Company therein.

2.4 Relief of Obligations. At the Amendment Effective Date, except with respect to clause (a) of Section 6.04 and the indemnification provisions contained in Section 6.10 of the Warrant Agreement, Stone Energy shall hereby be relieved of all obligations and covenants of the Company under the Warrant Agreement and the Warrants, each as hereby amended.

ARTICLE 3

EFFECTIVENESS

3.1 Effectiveness . Upon the execution and delivery of a counterpart hereof by each of the parties hereto, this Amendment shall become effective at the Merger Effective Time (the “Amendment Effective Date”).

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ARTICLE 4

MISCELLANEOUS

4.1 Ratification and Confirmation. Except as expressly set forth in this Amendment, the terms, provisions and conditions of the Warrant Agreement are hereby ratified and confirmed and shall remain unchanged and in full force and effect without interruption or impairment of any kind.

4.1 Benefit of this Amendment. Nothing in this Amendment expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any Person or corporation other than the parties hereto and the Global Warrant Holder any right, remedy or claim under or by reason of this Amendment or of any covenant, condition, stipulation, promise or agreement hereof, and all covenants, conditions, stipulations, promises and agreements in this Amendment contained shall be for the sole and exclusive benefit of the parties hereto and their successors and of the Global Warrant Holder.

4.2 Applicable Law. The validity, interpretation and performance of this Amendment shall be governed in accordance with the laws of the State of New York, without giving effect to any conflict of law principles thereof that would result in the application of the laws of any other jurisdiction.

4.3 Headings. The Article and Section headings contained in this Amendment are for convenience only and are not a part of this Amendment and shall not affect the interpretation of this Amendment.

4.4 Counterparts. This Amendment may be executed in any number of counterparts on separate counterparts, each of which so executed shall be be deemed an original, but all such counterparts shall together constitute one and the same instrument. A signature to this Amendment transmitted/executed electronically or by facsimile shall have the same authority, effect and enforceability as an original signature.

4.5 Severability. Wherever possible, each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

4.6 Amendment. This Amendment may not be amended or modified except in the manner specified for an amendment of or modification to the Warrant Agreement in the Warrant Agreement.

4.7 Authority. Each of Stone Energy and New Talos represents and warrants that: (a) it is a corporation, duly organized and validly existing under the laws of the State of Delaware; (b) it has all requisite power and authority to execute, deliver and perform its obligations under this Amendment; and (c) this Amendment has been duly authorized, executed and delivered by the each of Stone Energy and New Talos and constitutes each of its legal, valid and binding obligation, enforceable against it in accordance with its terms, except to the extent the enforceability hereof is subject to applicable bankruptcy, insolvency, reorganization and other laws affecting the enforcement of creditors’ rights generally and to equitable principles.

[signature page follows]

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IN WITNESS WHEREOF, the parties have executed this Amendment, or caused this Amendment to be executed by their authorized representatives, as of the date stated in the introductory paragraph of this Amendment.

STONE ENERGY CORPORATION

By:	/s/ Kenneth H. Beer
Name:	Kenneth H. Beer
Title:	Chief Financial Officer

SAILFISH ENERGY HOLDINGS CORPORATION

By:	/s/ Kenneth H. Beer
Name:	Kenneth H. Beer
Title:	Chief Financial Officer

[Signature Page to Amendment No. 1 to Warrant Agreement]

COMPUTERSHARE INC. and
COMPUTERSHARE TRUST COMPANY, N.A., collectively as Warrant Agent

By:	/s/ Thomas Borbely
Name:	Thomas Borbely
Title:	Manager, Corporate Actions

[Signature Page to Amendment No. 1 to Warrant Agreement]

ANNEX A

Exhibit A

FORM OF GLOBAL WARRANT CERTIFICATE

[FACE]

No. [ ]	CUSIP No. 87484T116

UNLESS THIS GLOBAL WARRANT IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO TALOS ENERGY INC. (THE “COMPANY”), THE CUSTODIAN OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFER OF THIS GLOBAL WARRANT SHALL BE LIMITED TO TRANSFERS IN WHOLE, AND NOT IN PART, TO THE COMPANY, DTC, THEIR SUCCESSORS AND THEIR RESPECTIVE NOMINEES.

TALOS ENERGY INC.

May 10, 2018

NUMBER OF WARRANTS: 3,528,381 Warrants, subject to adjustment as described in the Warrant Agreement (as amended, the “Warrant Agreement”), dated as of February 28, 2017, among Stone Energy Corporation (“Stone Energy”), Computershare Inc. (“Computershare”), a Delaware corporation, and its wholly owned subsidiary, Computershare Trust Company, N.A., a federally chartered trust company (collectively, with Computershare, the “Warrant Agent”), as amended by Amendment No. 1 to the Warrant Agreement, dated as of May 10, 2018, among Stone Energy, Sailfish Energy Holdings Corporation, a Delaware corporation that has been renamed Talos Energy Inc., and the Warrant Agent, each of which is exercisable for one share of the common stock, par value $0.01 per share, of Talos Energy Inc. (“Common Stock”).

EXERCISE PRICE: $42.04 per Warrant, subject to adjustment as described in the Warrant Agreement.

FORM OF PAYMENT OF EXERCISE PRICE: Cash, if Full Physical Settlement is applicable, or Net Share Settlement.

FORM OF SETTLEMENT: Upon exercise of any Warrants represented hereby, the Beneficial Owner shall be entitled to receive, at the Beneficial Owner’s election, either (a) upon payment to the Warrant Agent of the Exercise Price (determined as of the relevant Exercise Date), one share of Common Stock per Warrant exercised, together with Cash in lieu of any fractional Warrants, or (b) without any payment therefor, a number of shares of Common Stock equal to the Net Share Amount, together with Cash in lieu of any fractional shares or fractional Warrants, in each case, as described in the Warrant Agreement.

DATES OF EXERCISE: At any time, and from time to time, prior to 5:00 p.m., New York City time, on the Expiration Date, each Beneficial Owner shall be entitled to exercise all Warrants then represented hereby and outstanding (which may include fractional Warrants) or any portion thereof (which shall not include any fractional Warrants).

PROCEDURE FOR EXERCISE: Warrants may be exercised by surrendering the Warrant Certificate evidencing such Warrant at the principal office of the Warrant Agent (or successor warrant agent), with the Exercise Notice set forth on the reverse of the Warrant Certificate duly completed and executed.

EXPIRATION DATE: The earlier of (i) February 28, 2021 and (ii) the date of consummation of (A) any Qualified Asset Sale, (B) the sale, lease, conveyance or other transfer of all or substantially all of the consolidated assets of the Company and its Subsidiaries in one transaction or a series of related transactions to any Person that is not a Qualified Asset Buyer or (C) any Excepted Combination.

This Global Warrant Certificate certifies that:

Cede & Co., or its registered assigns, is the Global Warrant Holder of the Number of Warrants (the “Warrants”) specified above (such number subject to adjustment from time to time as described in the Warrant Agreement).

In connection with the exercise of any Warrants, (a) the Company shall determine the Full Physical Share Amount or Net Share Amount, as applicable, for each Warrant, and (b) the Company shall, or shall cause the Warrant Agent to, deliver to the exercising Beneficial Owner, on the applicable Settlement Date, for each Warrant exercised, a number of shares of Common Stock equal to the relevant Full Physical Share Amount or Net Share Amount, as applicable, together with Cash in lieu of any fractional shares or fractional Warrants as described in the Warrant Agreement.

Prior to the relevant Exercise Date as described more fully in the Warrant Agreement, subject to Section 5.01 of the Warrant Agreement, Warrants will not entitle the Global Warrant Holder to any of the rights of the holders of shares of Common Stock.

Reference is hereby made to the further provisions of this Global Warrant Certificate set forth on the reverse hereof, and such further provisions shall for all purposes have the same effect as though fully set forth in this place.

This Global Warrant Certificate shall not be valid unless countersigned by the Warrant Agent.

In the event of any inconsistency between the Warrant Agreement and this Global Warrant Certificate, the Warrant Agreement shall govern.

IN WITNESS WHEREOF, Talos Energy Inc. has caused this instrument to be duly executed.

Dated:        , 2018

TALOS ENERGY INC.

By:
Name:
Title:

Certificate of Authentication

These are the Warrants referred to in the above-mentioned Warrant Agreement.

Countersigned as of the date above written:

Computershare Inc. and Computershare Trust Company, N.A., collectively, as Warrant Agent

By:
Authorized Officer

[FORM OF REVERSE OF GLOBAL WARRANT CERTIFICATE]

Talos Energy Inc.

The Warrants evidenced by this Global Warrant Certificate are part of a duly authorized issue of Warrants issued by the Company pursuant to the Warrant Agreement, dated as of February 28, 2017 (as amended, the “Warrant Agreement”), among Stone Energy Corporation (“Stone Energy”), Computershare Inc. (“Computershare”), a Delaware corporation, and its wholly owned subsidiary, Computershare Trust Company, N.A., a federally chartered trust company (collectively, with Computershare, the “Warrant Agent”), as amended by Amendment No. 1 to the Warrant Agreement, dated as of May 10, 2018, among Stone Energy, Sailfish Energy Holdings Corporation, a Delaware corporation that has been renamed Talos Energy Inc., and the Warrant Agent, and are subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the Global Warrant Holder consents by acceptance of this Global Warrant Certificate. Without limiting the foregoing, all capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Warrant Agreement. A copy of the Warrant Agreement is on file at the Warrant Agent’s Office.

The Warrant Agreement and the terms of the Warrants are subject to amendment as provided in the Warrant Agreement.

This Global Warrant Certificate shall be governed by, and interpreted in accordance with, the laws of the State of New York without regard to the conflicts of laws principles thereof.

FORM OF ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and Transfers the Warrant(s) represented by this Certificate to:

Name, Address and Zip Code of Assignee

and irrevocably appoints
Name of Agent

as its agent to Transfer this Warrant Certificate on the books of the Warrant Agent.

[Signature page follows]

Date: [                     ]

Name of Transferee

By:
Name:
Title:

(Sign exactly as your name appears on the other side of this Certificate)

NOTICE: The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

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